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                                   EXHIBIT 21

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

                                                       State of
Company                                              Incorporation
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Oxford Health Plans, Inc.                              Delaware
  Oxford Health Plans (NY), Inc.                       New York
     Oxford Health Insurance, Inc.                     New York
  Oxford Health Plans (NJ), Inc.                      New Jersey


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